EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-13605 on Form S-8 of our report dated June 25, 2009, appearing in this Annual Report on Form 11-K of the PPG Industries Employee Savings Plan for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

June 25, 2009